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                                                                    Exhibit 99.3


           FORM OF SUPPLEMENTAL VOTING AND EXCHANGE TRUST AGREEMENT


Dated as of the o day of o, 2001, among The CIT Group, Inc. ("CIT"), CIT Exchangeco Inc. ("EXCHANGECO"), Tyco Acquisition Corp. XIX (NV) ("CIT HOLDINGS") and Montreal Trust Company of Canada (interchangeably, the "TRUSTEE" or "MONTREAL TRUST").



RECITALS

A. Pursuant to an amended and restated agreement and plan of reorganization dated as of August 5, 1999 between Newcourt Credit Group Inc. ("NEWCOURT") and CIT (the "NEWCOURT REORGANIZATION AGREEMENT"), CIT caused Exchangeco to issue exchangeable shares (the "EXCHANGEABLE SHARES") to certain holders of common shares of Newcourt pursuant to a plan of arrangement (the "NEWCOURT PLAN OF ARRANGEMENT").

B. Pursuant to the Newcourt Reorganization Agreement, Exchangeco, CIT and the Trustee entered into a voting and exchange trust agreement dated as of November 15, 1999 (the "VETA").

C. Section 11.1 of the VETA provides that, in the event of a merger or other transaction whereby all or substantially all of CIT's undertaking, property and assets become the property of another person or, in the case of a merger, the continuing corporation resulting from the merger, such person or continuing corporation (the "CIT SUCCESSOR") shall execute a supplemental trust agreement to evidence the assumption by the CIT Successor of liability for all moneys payable and property deliverable under the VETA and the covenant of such CIT Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of CIT under the VETA.

D. Pursuant to an agreement and plan of merger made as of March 12, 2001 between CIT Holdings, a wholly-owned subsidiary of Tyco International Ltd. ("TYCO"), and CIT (the "TYCO PLAN OF MERGER"), CIT will merge with and into CIT Holdings, and CIT Holdings shall continue as the surviving corporation. It is intended that following the merger, CIT Holdings will change its corporate name to "CIT Holdings (NV) Inc.".

E. The Tyco Plan of Merger provides that each Exchangeable Share will remain outstanding, that, after the effective time of the merger, each Exchangeable Share shall, subject to the Tyco Plan of Merger, be exchangeable for 0.6907 of a Tyco Common Share and that CIT Common Stock shall, for all purposes under the VETA, mean Tyco Common Shares, proportionally adjusted.

F. CIT Holdings intends to become the CIT Successor within the meaning of
Section 11.1 of the VETA.

G. The parties wish to restate certain provisions of the VETA to reflect events that have occurred since the original date thereof.


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H. Pursuant to an agreement in writing made as of the date hereof (the "TYCO VE
AGREEMENT"), Tyco is supporting the obligations of CIT Holdings under the VETA, as supplemented by this Agreement.

I. The above recitals and statements of fact are made by CIT, Exchangeco and CIT Holdings and not by the Trustee.

FOR VALUE RECEIVED, the parties agree, pursuant to Sections 11.1, 12.2(b), 12.4 and 12.5(b) and (c) of the VETA, to supplement and partially restate the VETA with effect from the date hereof as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1   NATURE OF AGREEMENT

      This Agreement is a supplemental agreement within the meaning of Sections 11.1, 12.2(b), 12.4 and 12.5(b) and (c) of the VETA.

1.2   DEFINITIONS

      Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the VETA or otherwise applicable to such terms in the VETA. In addition:

(1) ESSA means the exchangeable share support agreement made as of November 15, 1999 among Exchangeco, CIT and Newco as supplemented by an agreement among those parties and CIT Holdings made as of the date hereof.

(2) FRACTIONAL CASH AMOUNT means the cash payment to a holder of Exchangeable Shares in lieu of a fractional interest in a Tyco Common Share upon the exchange of such holder's Exchangeable Shares, which amount shall be equal to such fractional interest multiplied by the closing price of Tyco Common Shares on the New York Stock Exchange (as reported by Bloomberg Financial Markets (or if such service is unavailable, a service providing similar information)) on the trading day immediately preceding the date of surrender for exchange.

(3) NEWCO means 3026192 Nova Scotia Company, an unlimited company existing under the laws of Nova Scotia and a wholly-owned subsidiary of CIT.

(4) TYCO means Tyco International Ltd., a Bermuda company, and its successors.

(5) TYCO AFFILIATES means Affiliates of Tyco.

(6) TYCO COMMON SHARES means the common shares of Tyco, par value US$0.20 per share, in the capital of Tyco, and any other securities into which such shares may be changed.

(7) TYCO CONSENT means written consents sought by Tyco from its shareholders including the holders of Tyco Common Shares.


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(8) TYCO MEETING means all meetings of shareholders of Tyco at which holders of
Tyco Common Shares are entitled to vote.

(9) TYCO SVP SHARE means the special voting preference share of Tyco, par value US$1.00, which entitles the holder of record to a number of votes at meetings of holders of Tyco Common Shares equal to the number of Tyco Common Shares for which Exchangeable Shares outstanding from time to time are exchangeable (other than Exchangeable Shares (a) held by Tyco and Tyco Affiliates and (b) in respect of which no instructions are received), which share is to be issued to, deposited with and voted by the Trustee as described in the VETA.

1.3   SUCCESSOR CONCEPTS

(1) Except as otherwise provided herein, the existing references in the VETA to:

      (a) "CIT" are restated by substituting therefor references to "CIT Holdings";

      (b) "CIT Affiliates" are restated by substituting therefor references to "Tyco Affiliates";

      (c) "CIT Common Stock", "one share of CIT Common Stock" and "a share of CIT Common Stock" are restated by substituting therefor references to "Tyco Common Shares" when referred to in the aggregate and "0.6907 of a Tyco Common Share, subject to adjustment in accordance with the provisions of the ESSA", when referred to individually;

      (d) "CIT Consent" are restated by substituting therefor references to "Tyco Consent";

      (e) "CIT Meeting" are restated by substituting therefor references to "Tyco Meeting";

      (f) "CIT Special Voting Share" are restated by substituting therefor references to "Tyco SVP Share"; and

      (g) "CIT Successor" are restated by substituting therefor references to "Tyco Successor".

(2) References in this Agreement to substitutions are applicable whether the existing references are contained in the VETA or are incorporated therein by reference to the Exchangeco Share Provisions or the terms of the Newcourt Plan of Arrangement.

1.4   RULES OF INTERPRETATION

      The provisions on construction and interpretation set forth in Sections 1.2, 1.3, and 1.4 of the VETA shall apply to this Agreement. The provisions of Sections 14.1, 14.2, 14.5, 14.6 and 14.7 of the VETA are incorporated by reference into and form part of this Agreement as if fully restated herein.



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ARTICLE 2 - VOTING AND EXCHANGE TRUST AGREEMENT

2.1   ARTICLE 1

      The definitions in Section 1.1 are restated:

      (a) notwithstanding Section 1.3(1)(a) of this Agreement, by substituting "Tyco" for the reference to "CIT" in the definitions of "Beneficiaries" and "Board of Directors";

      (b) without the definitions of "CIT Affiliates", "CIT Common Stock", "CIT Consent", "CIT Meeting", "CIT Special Voting Share", "CIT Successor" and "Support Agreement".

      (c) notwithstanding Section 1.3(1)(c) of this Agreement, by substituting "Tyco Common Shares" or "a Tyco Common Share", as the context requires, for all references to "CIT Common Stock" in the definition of "Current Market Price"; and

      (d) substituting "Exchangeco" for the reference to "Newcourt" in the definition of "Insolvency Event".

2.2   ARTICLE 3

      The first two sentences in Section 3.1 are restated as follows:

      "CIT Holdings will cause Tyco to take all corporate action necessary to issue to and deposit with the Trustee the Tyco SVP Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this trust agreement. CIT Holdings hereby acknowledges on behalf of Tyco receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Tyco SVP Share by Tyco to the Trustee."

2.3   ARTICLE 4

(1) Notwithstanding Section 1.3(1)(a) of this Agreement, Section 4.1 is restated by substituting "Tyco" for the reference therein to "CIT".

(2)   Section 4.2 is restated as follows:

      "With respect to each Tyco Meeting and each Tyco Consent, each Beneficiary shall be entitled to instruct the Trustee to cast and exercise in the manner instructed 0.6907 of the votes, subject to adjustment in accordance with the provisions of the ESSA, comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Tyco or by applicable law for such Tyco Meeting or Tyco Consent, as the case may be (the "BENEFICIARY VOTES"), in respect of each matter,



                                          SUPPLEMENTAL VOTING AND EXCHANGE TRUST
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      question, proposal or transaction to be voted on or at such Tyco Meeting or Tyco Consent."

(3) Notwithstanding Section 1.3(1)(a) of this Agreement, Sections 4.3 and 4.4(a) and (b) are restated by substituting "Tyco" for references therein to "CIT", except with respect to the last sentence of Section 4.3 which is restated as follows:

      "CIT Holdings will cause Tyco to notify the Trustee of any decision of the board of directors of Tyco with respect to the calling of any Tyco Meeting and provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.".

(4)   The first sentence of Section 4.5 is restated as follows:

      "As soon as reasonably practicable after receipt by Tyco or shareholders of Tyco (if such receipt is known by Tyco) of any material sent or given by or on behalf of a third party to holders of Tyco Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), CIT Holdings shall cause Tyco to use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter."

(5) Notwithstanding Section 1.3(1)(a) of this Agreement, Section 4.6 is restated by substituting "Tyco" for the first reference therein to "CIT".

(6) Notwithstanding Section 1.3(1)(a) of this Agreement, Section 4.9 is restated by substituting "Tyco" for the reference therein to "CIT".

(7)   The phrase in parenthesis in Section 4.10 is restated as follows:

      "(unless in either case, CIT Holdings shall not have delivered the requisite Tyco Common Shares and a cheque for any Fractional Cash Amount issuable in exchange therefor to the Trustee for delivery to the Beneficiaries)".

2.4   ARTICLE 5

(1)   Section 5.4 is restated as follows:

      "The purchase price payable by CIT Holdings for each Exchangeable Share to be purchased by CIT Holdings under the Exchange Right shall be in an amount per share equal to the Current Market Price of 0.6907 of a Tyco Common Share (subject to adjustment in accordance with the provisions of the ESSA) on the last Business Day prior to the date of closing of the purchase and sale of such Exchangeable Shares under the



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      Exchange Right, which shall be satisfied in full by CIT Holdings causing to be sent to such holder 0.6907 of a Tyco Common Share (subject to adjustment in accordance with the provisions of the ESSA) except that, where the aggregate purchase price payable to the holder of such Exchangeable Shares would otherwise entitle the holder to receive delivery of a fractional share, CIT Holdings shall pay the Fractional Cash Amount to such holder in lieu of such fractional share. For greater certainty, it is hereby confirmed that such holders will also be entitled to continue to receive from Exchangeco, on the designated payment date therefor, the full amount of all declared but unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale and, to the extent such amount is not paid by Exchangeco on the designated payment date therefor, such amount shall be paid by CIT Holdings on such date for and on behalf of Exchangeco. The purchase price for each such Exchangeable Share so purchased may be satisfied only by CIT Holdings causing Tyco to issue and deliver or cause to be delivered to the Trustee, on behalf of the relevant Beneficiary, 0.6907 of a Tyco Common Share (subject to adjustment in accordance with the provisions of the ESSA) and, where the holder of such Exchangeable Share would otherwise be entitled to receive delivery of a fractional share, as aforesaid, the Fractional Cash Amount in lieu of such fractional share. On the applicable payment date, CIT Holdings shall deliver or cause to be delivered to the Trustee, on behalf of the relevant Beneficiary, a cheque for the amount, if any, of the declared but unpaid dividends referred to above, without interest (but less any amounts withheld pursuant to section 5.13)."

(2)   Section 5.6 is restated as follows:

      "Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires CIT Holdings to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to CIT Holdings, the Trustee shall notify CIT Holdings and Exchangeco of its receipt of the same, which notice to CIT Holdings and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and CIT Holdings shall cause Tyco to promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) certificates representing the number of Tyco Common Shares issuable in connection with the exercise of the Exchange Right (and, where such holder of the Exchangeable Shares is entitled to receive delivery of a fractional share, payment of the Fractional Cash Amount in lieu of such fractional share), which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any liens, and, on the applicable payment date, cheques for the amount, if any, of the declared but unpaid dividends referred to in section 5.6 without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same have paid (or provided evidence satisfactory to the Trustee, Exchangeco and CIT of the payment of ) the taxes (if


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      any) payable as contemplated by section 5.8 of this trust agreement.
      Immediately upon the giving of notice by the Trustee to CIT Holdings and Exchangeco of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the holder of such Exchangeable Shares shall be deemed to have transferred to CIT Holdings all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive any declared but unpaid dividends as provided in section 5.6 and other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Tyco Common Shares is not allotted and issued by Tyco and delivered by CIT Holdings to the Trustee (and the Fractional Cash Amount payable in lieu of any fractional shares is not paid) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Tyco Common Shares are so allotted and issued by Tyco and delivered by CIT Holdings and payment of the Fractional Cash Amount in lieu of any fractional share is paid by CIT Holdings. Upon delivery by CIT Holdings to the Trustee of such Tyco Common Shares and payment of the Fractional Cash Amount in lieu of any fractional shares, the Trustee shall deliver such Tyco Common Shares and payment of such Fractional Cash Amount in lieu of any fractional share to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of Tyco Common Shares delivered to it pursuant to the Exchange Right. The Trustee shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuiness or validity of any security deposited with it. The Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates, whether delivered by hand, mailed or other means."

(3)   Section 5.8 is restated by removing the reference to "Newcourt".

(4)   Section 5.10 is restated as follows:

      "CIT Holdings covenants that, if any Tyco Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian, Bermudian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other Canadian, Bermudian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Tyco to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Tyco for purposes of Canadian provincial securities law or an "affiliate" of


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      Tyco for purposes of United States federal or state securities law), CIT
      Holdings will cause Tyco to in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Tyco Common Shares to be and remain duly registered, qualified or approved. CIT Holdings will cause Tyco to in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Tyco Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Tyco Common Shares have been listed by Tyco and remain listed and are quoted or posted for trading at such time."

(5)   Section 5.11 is restated as follows:

      "CIT Holdings hereby represents, warrants and covenants to cause Tyco to take all action required so that the Tyco Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and free and clear of any lien, claim or encumbrance."

(6)   Sections 5.12(a)(i) and (ii) are restated as follows:

      "AUTOMATIC EXCHANGE ON LIQUIDATION OF TYCO

      CIT Holdings will give the Trustee notice of each of the following events at the time set forth below:

            (i) in the event of any determination of the Board of Directors of Tyco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Tyco or to effect any other distribution of assets of Tyco among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

            (ii) as soon as practicable following the earlier of (A) receipt by Tyco of notice of, and (B) Tyco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Tyco or to effect any other distribution of assets of Tyco among its shareholders for the purpose of winding-up its affairs."

(7)   Section 5.12(c) is restated as follows:

      "In order that the Beneficiaries will be able to participate on a PRO RATA basis with the holders of Tyco Common Shares in the distribution of assets of Tyco in connection with a Liquidation Event, on the fifth Business Day prior to the Effective Date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for Tyco Common Shares or, to


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      the extent that the holder of Exchangeable Shares is entitled to receive delivery of a fractional share, payment of the Fractional Cash Amount in lieu of such fractional share. To effect such automatic exchange, CIT Holdings shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by the Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Current Market Price of 0.6907 of a Tyco Common Share (subject to adjustment in accordance with the provisions of the ESSA) on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by CIT Holdings causing Tyco to issue and deliver or caused to be delivered 0.6907 of a Tyco Common Share (subject to adjustment in accordance with the provisions of the ESSA) except that, where the aggregate purchase price payable to the holder of such Exchangeable Shares would otherwise entitle the holder to receive delivery of a fractional share, CIT Holdings shall pay the Fractional Cash Amount to such holder in lieu of such fractional share. For greater certainty, it is hereby confirmed that such holder shall also continue to be entitled to receive from Exchangeco, on the designated payment date therefor, the full amount of all declared but unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange and, to the extent such amount is not paid by Exchangeco on the designated payment date therefor, such amount shall be paid by CIT Holdings on such date for and on behalf of Exchangeco."

(8)   Section 5.12(d) is restated as follows:

      "On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Tyco Common Shares (and payment of the Fractional Cash Amount in lieu of any fractional share) shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to CIT Holdings all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and CIT Holdings shall cause Tyco to issue to the Beneficiary the Tyco Common Shares issuable upon the automatic exchange of Exchangeable Shares for Tyco Common Shares (and CIT Holdings shall pay to the Beneficiary the Fractional Cash Amount in lieu of any fractional share), and, on the applicable payment date, shall deliver to the Trustee for delivery to the Beneficiary a cheque for the amount, if any, of the declared but unpaid dividends as aforesaid for such Exchangeable Shares, without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, CIT Holdings shall cause Tyco to consider and deem the Beneficiary for all purposes to be the holder of the Tyco Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Tyco Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with CIT Holdings pursuant to such automatic exchange shall thereafter be deemed to represent Tyco Common Shares issued to the Beneficiary by Tyco pursuant to such automatic exchange. Upon the request of a


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      Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Tyco Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as CIT Holdings may reasonably require, CIT Holdings shall cause Tyco to deliver or cause to be delivered to the Beneficiary certificates representing Tyco Common Shares of which the Beneficiary is the holder and, where the Beneficiary is entitled to receive a fractional share to fully satisfy the automatic exchange obligation, CIT Holdings shall pay to such Beneficiary the Fractional Cash Amount in lieu of any such fractional share."

2.5   ARTICLE 6

      Section 6.1 is restated as follows:

      "During the term of this trust agreement, CIT Holdings will ensure that Tyco does not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10.2 of the Share Provisions, issue more than one Tyco SVP Share."

2.6   ARTICLE 7

(1) Notwithstanding Section 1.3(1)(a) of this Agreement, Section 7.1 is restated by substituting "Tyco" for the reference to "CIT" in Section 7.1(a).

(2)   Section 7.3 is restated as follows:

      "(1) CIT Holdings will cause Tyco to take all corporate action necessary to irrevocably authorize the Trustee, from time to time, to:

      (a) consult, communicate and otherwise deal with Tyco's registrar and transfer agent, and with any such subsequent registrar or transfer agent, of the Tyco Common Shares; and

      (b) requisition, from time to time: (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement; and (ii) from the transfer agent of Tyco Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

      (2) CIT Holdings will cause Tyco to take all corporate action necessary to irrevocably authorize its registrar and transfer agent to comply with all requests under Section 7.3(1). CIT Holdings will cause Tyco to supply its transfer agent with duly executed share certificates, upon the request of a holder of Exchangeable Shares, for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.


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      (3)   Exchangeco irrevocably authorizes the Trustee, from time to time, to:

      (a) consult, communicate and otherwise deal with its registrar and transfer agent, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares; and

      (b) requisition, from time to time from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement.

      (4) Exchangeco irrevocably authorizes its registrar and transfer agent to comply with all requests under Section 7.3(3). Exchangeco will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights."

(3) Notwithstanding Section 1.3(1)(a) of this Agreement, Section 7.4 is restated by substituting "Tyco" for the reference to "CIT" in Section 7.4(b).

2.7   ARTICLE 11

(1) Notwithstanding Section 1.3(1)(a) of this Agreement, the title of Article 11 is restated by substituting "Tyco" for the reference to "CIT".

(2)   Section 11.1 is restated as follows:

      "CIT Holdings will cause Tyco not to consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

      (a) such other Person or continuing corporation (herein called the "TYCO SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement and the Tyco VE Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Tyco Successor of liability for all moneys payable and property deliverable under this trust agreement and the Tyco VE Agreement and the covenant of such Tyco Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of CIT Holdings under this trust agreement and Tyco under the Tyco VE Agreement; and


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                                                                       AGREEMENT

      (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries under this trust agreement and the Tyco VE Agreement."

(3)   Section 11.2 is restated as follows:

      "Whenever the conditions of Section 11.1 have been duly observed and performed, the Trustee and, if required by Section 11.1, Tyco Successor and Exchangeco shall execute and deliver the supplemental agreement provided for in Article 12, and thereupon Tyco Successor shall possess and from time to time may exercise each and every right and power of Tyco or CIT Holdings under this trust agreement in the name of CIT Holdings or otherwise, the Tyco VE Agreement in the name of Tyco or otherwise, and any act or proceeding by any provision of this trust agreement or the Tyco VE Agreement, as the case may be, required to be done or performed by the respective boards of directors of CIT Holdings or Tyco or any officers of CIT Holdings or Tyco may be done and performed with like force and effect by the directors or officers of such Tyco Successor."

(4)   Section 11.3 is restated as follows:

      "Nothing herein shall be construed as presenting the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Tyco with or into Tyco or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Tyco provided that all of the assets of such subsidiary are transferred to Tyco or another wholly-owned direct or indirect subsidiary of Tyco, Tyco or another wholly-owned direct or indirect subsidiary of Tyco assumes liability for all monies payable and property deliverable hereunder and agrees to observe and perform all the covenants and obligations of CIT Holdings under this trust agreement and any such transactions are expressly permitted by this Article 11."

2.8   ARTICLE 12

(1)   Section 12.4 is restated as follows:

      "CHANGES IN CAPITAL OF TYCO AND EXCHANGECO

      At all times after the occurrence of any event contemplated pursuant to
      Section 2.7 or Section 2.8 of the ESSA, or otherwise, as a result of which either Tyco Common Shares or the Exchangeable Shares or both are in any way changed, this trust agreement and the Tyco VE Agreement shall forthwith be amended and modified as necessary in order that they shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which Tyco Common Shares or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver supplemental agreements giving effect to and evidencing such necessary amendments and modifications."


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                                                                       AGREEMENT

(2) Notwithstanding Section 1.3(1)(a) of this Agreement, Section 12.5 is restated by substituting "Tyco, CIT Holdings" for the reference to "CIT" in
Section 12.5(b).

2.9   ARTICLE 14

(1)   Section 14.2 is restated as follows:

      "This trust agreement and the Tyco VE Agreement shall be binding upon and enure to the benefit of the parties hereto, the Tyco Successor and their respective successors and assigns and to the benefit of the Beneficiaries. The parties hereto acknowledge and agree, and any Beneficiaries hereunder are hereby deemed to have acknowledged and agreed, that:

      (a) Montreal Trust has sold its corporate trust business and that such business is, as of the date of this trust agreement, owned and operated by Computershare Trust Company of Canada ("COMPUTERSHARE"); and

      (b) Montreal Trust may assign this trust agreement, the Tyco VE Agreement and any ancillary agreements executed in connection herewith, and all rights and obligations thereunder, to Computershare.

      Any such assignment shall be effective upon notice to without the need for any further approval of any other person and without any further act or formality whatsoever."

(2)   Sections 14.3 (a), (b) and (c) are restated as follows:

            (a)   if to CIT Holdings:

                  c/o Tyco International (US) Inc.
                  One Tyco Park
                  Exeter, NH 03833
                  USA

                  Attention:   Secretary
                  Fax.:        (603) 778-7700

                  With a copy (which shall not constitute notice) to:

                  McMillan Binch
                  Suite 3800, South Tower, Royal Bank Plaza
                  Toronto, Ontario
                  M5J 2J7
                  Canada

                  Attention:   David Dunlop
                  Fax:         (416) 865-7048


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                                                                       AGREEMENT

            (b)      if to Exchangeco:

                     c/o The CIT Group, Inc.
                     650 CIT Drive
                     Livingston, NJ 07039
                     USA

                     Attention:    General Counsel
                     Fax:          (973) 740-5264

            (c)      if to the Trustee:

                     Montreal Trust Company of Canada
                     100 University Avenue
                     11th Floor, South Tower
                     Toronto, Ontario
                     M5J 2Y1
                     Canada

                     Attention:   Manager, Client Services
                     Fax:         (416) 981-9777"

ARTICLE 3 - GENERAL

3.1   CONFIRMATION

      Except as otherwise provided by this Agreement, the VETA remains in full force and effect.

3.2   EFFECTIVE DATE

      Notwithstanding the date of execution and delivery of this Agreement, it shall only come into force and become effective as of the Effective Time as defined in Section 1.02 of the Tyco Plan of Merger. If the Tyco Plan of Merger is terminated and the transactions contemplated therein have been abandoned pursuant to Section 7.01 of the Tyco Plan of Merger, then this Agreement shall be terminated and shall be of no further force or effect.


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

The parties have executed this Agreement.

                                   MONTREAL TRUST COMPANY OF
                                   CANADA

                                   By:
                                      --------------------------------------
                                        Authorized Signatory


                                      --------------------------------------
                                        Authorized Signatory



                                   THE CIT GROUP, INC.

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:



                                   CIT EXCHANGECO INC.

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:



                                   TYCO ACQUISITION CORP. XIX (NV)

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:



                                          SUPPLEMENTAL VOTING AND EXCHANGE TRUST
                                                                       AGREEMENT